UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  02/01/2007

STAKTEK HOLDINGS, INC
(Exact name of registrant as specified in its charter)

Commission File Number:  333-110806

DE	56-2354935
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

8900 Shoal Creek Boulevard, Suite 125, Austin, TX 78757
(Address of principal executive offices, including zip code)

512-454-9531
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Information to be included in the report

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On February 1, 2007, the Board of Directors approved the 2007 Bonus Incentive Plan (the "Bonus Plan"), which applies to all U.S.-based employees of the Company.

There are two parts of the Bonus Plan. The first part covers employees who are at or below the manager level. Bonuses paid to these employees will be based on the Company meeting certain corporate goals as determined by the Chief Executive Officer at the beginning of each calendar quarter.

As long as Adjusted Operating Income, which is defined as pro forma operating income plus the expense of the Bonus Plan, is positive for the quarter, employees in this group will be paid up to 18% of their quarterly base salary under the Bonus Plan based on the goal achievement set forth above.

The second part of the Bonus Plan covers director-level employees, vice presidents and the President/Chief Executive Officer, with each individual eligible to receive up to the percentage of his or her base salary as set forth below.

The bonuses paid will be based on Adjusted Operating Income, with the quarterly targets set by the Board of Directors on a quarterly basis. The Company must achieve at least 75% of a quarterly target in order for any bonus to be paid for that quarter, although the Board may waive this 75% threshold in a quarter, as it deems appropriate. The payment will be scaled from a 75% payout for achieving 75% of the Adjusted Operating Income target, to a 100% payout for achieving 100% or more of the quarterly target.    If the Adjusted Operating Income for the year is between 75% - 100% of the annual target, the fourth quarter bonus will be calculated to achieve the greater of: 1) the amount as determined under the same process as the first three quarters, or 2) the amount required to achieve a full-year payout equal to the ratio of the full-year Adjusted Operating Income to the Adjusted Operating Income annual target. If Adjusted Operating Income for the year is between 100% - 120% of the annual target, a pool of 5% of the incremental amount (from 100% to 120%) will be established and paid as an additional part of the fourth quarter bonus. For Adjusted Operating Income greater than 120% of the annual target, a pool of 10% of the incremental amount (over 120%) will be established and paid as an additional part of the fourth quarter bonus.

Percentage of Base Salary Based on Position:

Category                Base Bonus Multiplier

President, CEO                               1.20

SVP, Chief Financial Officer         0.70
SVP, General Counsel                    0.70

Potential Total Payments For Full Year:

            75%                      100%

            Threshold         Threshold

CEO            $292,500            $390,000

SVP, CFO    $122,430            $163,240
SVP, Genl Counsel $115,762   $154,350

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STAKTEK HOLDINGS, INC

Date: February 04, 2007	By:	/s/ Stephanie Lucie
Stephanie Lucie
SVP, General Counsel and Corporate Secretary

Exhibit Index

Exhibit No.	Description
EX-99.1	2007 Bonus Incentive Plan